UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

18202 Minnetonka Blvd., Suite 100 Deephaven, MN 55391

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

In late 2022 the Company decided to wind-down the operation of its “The Good Clinic, LLC” subsidiary citing a lack of profitability and the absence of additional funding from the capital markets. As a result, a great deal of time has been required of its Board of Directors, as there is no remaining staff to support the closing of its sites, and negotiations with its creditors and leaseholders. The time that has been, and its likely to continue to be needed for the restructuring and recapitalization from the Board members has proven to be much greater than the current team has available. Given those realities the Company is taking steps to engage individuals with both available time and experience in turnarounds and restructuring needed to successfully accomplish the near-term requirements.

During December 2003 the following changes occurred to the Board of Directors:

1)

The following three (3) new Directors were added: Mr. Mack Leath (effective December 15, 2023), Dr. Jordan Balencic (effective December 15, 2023) and Mr. John Mitchell (effective December 15, 2023). Their background information is detailed below;

2)

Mr. Larry Diamond resigned from all positions including the Board of Directors, CEO of Mitesco and all positions related to The Good Clinic, LLC and its sole member Mitesco N.A. LLC as of December 19, 2023, effective December 29, 2023;

3)	Mr. Tom Brodmerkel has resigned from the Board of Directors and as CFO of Mitesco as of December 15, 2023;
4)

Ms. Shelia Schweitzer (effective December 19, 2023), and Mr. Allen Plunk (effective December 12, 2023, and previously disclosed on Form 8k dated December 13, 2023), have resigned from the Board of Mitesco. Both cited a limited time of availability to support the needs of the Company. They have both agreed to be available to the Company and its Board to assist in evaluating future acquisitions.

There were no conflicts or disagreements with any of the resigning Directors and there are no business or family relationships with the newly appointed Directors. The resignation letters for the four (4) directors leaving are attached as Exhibits to this document, as are the Form of Director & Advisory Agreements for the three (3) new Directors.

As a result of these changes there are now three (3) members of the Board of Directors, with two (2) open seats which the Company anticipates filling in conjunction with future acquisitions. There were no disagreements with any of the previous Directors on any matter relating to the operations, internal controls, policies or practices during their tenure with the Company.

Board of Directors Compensation

In the past there had been certain compensation accrued to the members of the Board of Directors. These amounts remain unpaid and given the limited capital available it is likely they will be satisfied at a later date. The compensation for Board members until further notice shall be $2,500 per month accrued until sufficient resources are available, and will include a participation in a future stock option plan under a Form S-8 registration when available. Should any general expense be incurred by the Directors, such as travel, those would be reimbursed separately as incurred.

The background of the new Directors are as follows:

Mr. Mack Leath, age 66, will serve as CEO, CFO and Chairman of the Board of Directors. He is a senior executive with 30 + years’ experience in business management, including a number of rapid growth and start-up situations. He has been a sales and marketing professional in Petro-chemical distribution, software and construction related products as well as healthcare. His roles include financial management and capital markets. He has previously served on the Board of the Company from September 2016 until May 2017 where he assisted in restructuring and evaluating various business situations. Mr. Leath provided bridge financing to the Company in September 2022 which remains unpaid.

Mr. Leath has held several positions with several software companies. He is the founder and Vice President of Business Development for Araicom Life Sciences, a literature search software start-up, Medsoftccs, LLC a software solution focused on assisting HR functions with nursing compliance issues and represents WVI Enterprise Companion, a software operating environment for the petro-chemical industries. His involvement with each organization has varied with his primary focus being development and implementation of the business plans, raising investment capital (angel), marketing and sales. Most recently, Mr. Leath is a partner in CLRM which assesses GHG's to trade in environmental carbon credit market and assists in improving fuel economies and emissions for long haul trucks.

Mr. Leath has been the past president and has continued to serve on the Board of Searstone (www.searstone.com), a $150 million Continuing Care Retirement Community in Cary, NC since its inception in 2005, construction and occupancy. As president, he presented and argued the business case before the North Carolina MedCare Commission for the $112 million bond financing in 2010. In conjunction with this role, he has served as president of Quality Care Foundation, a 501c(3) corporation since 2002 which is the bond holder for other assisted care living facilities and CCRCs.

Mr. Leath graduated from North Carolina State University with a B.S. in Business Administration; 1986.

Dr. Jordan Balencic, age 37, employment history includes positions in both the healthcare arena, and as an entrepreneur. His healthcare experience is as follows: From October 2016 until the present, he has served as the Service Chief, Medical Director, and a staff physician for Home Based Primary Care (HBPC) November for the U.S. Department of Veterans Affairs, Veterans Health Administration Lebanon, PA (Lebanon VA Medical Center).

His experience as an entrepreneur includes CEO / Co-Founder of ERApeutics, LLC d/b/a EVERMIND, Lancaster, PA, a physician-led organization dedicated to commercializing evidence-based, functional food and beverage products for cognitive health. From August 2017 until the present, he serves as CEO / Co-Founder for BrainPower Capital, Inc., Lancaster, PA a health and wellness commercialization consultancy that has provided strategic guidance to several startups and public microcap companies since 2017.

He previously served as a member of the Board of Directors for Mitesco from September 2016 until September 2018 where he assisted in restructuring and evaluating various business acquisitions.

Dr. Balencic’s education includes the following degrees: Doctor of Osteopathic Medicine (D.O.), in June 2013 from Lake Erie College of Osteopathic Medicine, Erie, PA and Bachelor of Science (B.S.) in May 2009 from Gannon University, Erie, PA Degree: B.S. Biology with Emphasis in Pre-Medicine, Cum Lade

Mr. John Mitchell, age 54, who will serve as Secretary and Treasurer, has been an independent business owner and advisor since 2001 until present with an emphasis on the lighting and electrical products area in the yachting industry, as well as certain home improvement business activities. From 1997 until 2001 he was employed by Microsoft Corporation as a recruiter. From 1989 until 1997 Mr. Mitchell served in the U.S. Marine Corps, most recently as Sergeant E-5. Mr. Mitchell provided bridge financing to the Company in September 2022 which remains unpaid.

Mr. Mitchell’s education includes undergraduate studies at Campbell University, Buios Creek, NC, 1989.

Item 8.01	Other Events.

The Company has moved its corporate offices to Mitesco, Inc., 505 Beachland Blvd., Suite 1377, Vero Beach, Florida 32963. It will be updating its web site and other public information over the next few days.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Form of Director Advisory Agreement
10.2	Employment Agreement for Shelia Schweitzer
10.3	Board Advisory Agreement for Allen Plunk
17.1	Resignation of Shelia Schweitzer
17.2	Resignation of Tom Broadmerkel
17.3	Resignation of Larry Diamond
17.4	Resignation of Allen Plunk
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO